UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 31, 2014
HMS Income Fund, Inc.
(Exact name of registrant as specified in its charter)

Maryland	814-00939	45-3999996
(State or Other Jurisdiction of	(Commission File Number)	(I.R.S. Employer
Incorporation or Organization)		Identification Number)

2800 Post Oak Blvd, Suite 5000, Houston, Texas 77056-6118 (Address of Principal Executive Offices)

(888) 220-6121
(Registrant’s telephone number, including area code)
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

Expense Support and Conditional Reimbursement Agreement

As previously disclosed in its Current Report on Form 8-K, on December 30, 2013, HMS Income Fund, Inc. (the “Company”) and HMS Adviser LP (the “HMS Adviser”) agreed to an Expense Support and Conditional Reimbursement Agreement (the “Expense Reimbursement Agreement”). Under the Expense Reimbursement Agreement, until March 31, 2014 or a prior date mutually agreed to by both parties (the “Payment Period”), the HMS Adviser will pay to the Company up to 100% of the Company’s operating expenses in order for the Company to achieve a reasonable level of expenses relative to its investment income, as determined by the Board of Directors of the Company. On March 31, 2014, the Company and the HMS Adviser entered into an amendment to the Expense Reimbursement Agreement (the “Amendment”), which extends the Payment Period under the Expense Reimbursement Agreement to June 30, 2014. All other terms of the Expense Reimbursement Agreement remain unchanged.

The foregoing description of the Amendment is qualified in its entirety by reference to the Amendment, filed as Exhibit 10.1 to this report, which is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description
10.1	Amendment to Expense Support and Conditional Reimbursement Agreement, dated March 31, 2014, by and between HMS Income Fund, Inc. and HMS Adviser LP.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HMS Income Fund, Inc.

April 2, 2014	By:	/s/ Ryan T. Sims
Name: Ryan T. Sims
Title: Chief Financial Officer and Secretary